Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on August 11, 2010.

Registration No. 333-168435

United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM F-10

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SILVERCORP METALS INC.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English (if applicable))

British Columbia, Canada
(Province or other jurisdiction of incorporation or organization)

1041
(Primary Standard Industrial Classification Code Number (if applicable))

Not Applicable
(I.R.S. Employer Identification Number (if applicable))

200 Granville Street
Suite 1378
Vancouver, British Columbia V6C 1S4 Canada
(604) 669-9397
(Address and telephone number of Registrant's principal executive offices)

Corporation Service Company
84 State Street
Boston, MA 02109
617-227-9590
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Peter J. O'Callaghan, Esq. Blake, Cassels & Graydon LLP 595 Burrard Street Suite 2600, Three Bentall Centre Vancouver, BC V7X 1L3 (604) 631-3300	Jonathan C. Guest, Esq. McCarter & English, LLP 265 Franklin Street Boston, MA 02110 (617) 449-6500	John T.C. Christian, Esq. Lawson Lundell LLP 1600 Cathedral Place 925 West Georgia Street Vancouver, BC V6C 3L2 (604) 685-3456	Edwin S. Maynard, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064 (212) 373-3000

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.

British Columbia, Canada
(Principal jurisdiction regulating this offering (if applicable))

           It is proposed that this filing shall become effective (check appropriate box)

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check the appropriate box below)
	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after tiling).
	2.	☐
pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
	3.	☒
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

           The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART 1—INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated by reference may be obtained on request without charge from the Secretary of Silvercorp Metals Inc. at Suite 1378-200 Granville Street, Vancouver, British Columbia, V6C 1S4, telephone: (604-669-9397) and are available electronically at www.sedar.com.

This short form prospectus has been filed under legislation in each of the provinces of Canada other than Québec that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission of that information from this prospectus. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	August 11, 2010

SILVERCORP METALS INC.

US$120,000,000
Debt Securities
Common Shares
Warrants to Purchase Common Shares
Warrants to Purchase Debt Securities
Subscription Receipts

        Silvercorp Metals Inc. ("Silvercorp" or the "Company") may offer and issue from time to time debt securities (the "Debt Securities"), common shares (the "Common Shares"), warrants to purchase Common Shares and warrants to purchase Debt Securities (the "Warrants"), or subscription receipts which entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, Common Shares, Warrants or Debt Securities of the Company or any combination thereof ("Subscription Receipts"), (all of the foregoing, collectively, the "Securities") or any combination thereof up to an aggregate initial offering price of US$120,000,000 during the 25-month period that this short form base shelf prospectus (the "Prospectus"), including any amendments thereto, remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement (a "Prospectus Supplement").

(cover page continues on next page)

        Investing in our securities involves a high degree of risk. You should carefully read the "Risk Factors" section beginning on page 9 of this Prospectus.

        This offering is made by a foreign issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein have been prepared in accordance with Canadian generally accepted accounting principles, and are subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

        Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein. Prospective investors should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

        The enforcement by investors of civil liabilities under the U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of British Columbia, Canada, that some of its officers and directors are residents of Canada, that some or all of the experts named in the registration statement are residents of a foreign country, and that a substantial portion of the assets of the Company and said persons are located outside the United States.

        Neither the U.S. Securities and Exchange Commission, nor any state or Canadian securities regulator has approved or disapproved the Securities offered hereby or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

        The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption or retraction, any exchange or conversion terms, whether the debt is senior or subordinated and any other terms specific to the Debt Securities being offered; (ii) in the case of Common Shares, the number of Common Shares offered, the issue price, and any other terms specific to the Common Shares being offered; (iii) in the case of Warrants, the designation, number and terms of the Common Shares or Debt Securities issuable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; and (iv) in the case of Subscription Receipts, the designation, number and terms of the Common Shares, Warrants or Debt Securities receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for Subscription Receipts in the event the release conditions are not met and any other specific terms. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

        Warrants will not be offered for sale separately to any member of the public in Canada unless the offering is in connection with, and forms part of, the consideration for an acquisition or merger transaction or unless the Prospectus Supplement describing the specific terms of the Warrants to be offered separately is first approved for filing by each of the securities commissions or similar regulatory authorities in Canada where the Warrants will be offered for sale.

        The Company has filed an undertaking with each of the securities commissions or similar regulatory authorities in Canada that it will not distribute stand-alone Warrants without pre-clearing with the applicable regulator the disclosure to be contained in the Prospectus Supplement pertaining to the distribution of such securities.

(cover page continues on next page)

ii

        All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, such delivery to be effected in the case of United States purchasers through the filing of such prospectus supplement or prospectus supplements with the U.S. Securities and Exchange Commission. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

        This Prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. The Company may offer and sell Securities to or through underwriters or dealers and also may offer and sell certain Securities directly to purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers or agents involved in the offering and sale of such Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to the Company and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

        The Common Shares of Silvercorp are listed on the Toronto Stock Exchange ("TSX") and the New York Stock Exchange ("NYSE") under the symbol "SVM". Unless otherwise specified in the applicable Prospectus Supplement, Securities other than the Common Shares of Silvercorp will not be listed on any securities exchange. On August 10, 2010, the closing price of the Common Shares on the TSX was Cdn$7.08 per Common Share. On August 10, 2010 the closing price of the Common Shares on the NYSE was US$6.87 per Common Share. There is currently no market through which Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. See "Risk Factors".

        The offering of Securities hereunder is subject to approval of certain legal matters on behalf of Silvercorp by Blake, Cassels & Graydon LLP, with respect to Canadian legal matters, and McCarter & English, LLP, with respect to U.S. legal matters.

        In connection with any offering of Securities (unless otherwise specified in a Prospectus Supplement), other than an "at-the-market distribution", the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. See "Plan of Distribution".

        The Company's head office, and registered and records office, is located at Suite 1378-200 Granville Street, Vancouver, British Columbia, V6C 1S4.

        No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

iii

        You should rely only on the information contained in or incorporated by reference into this Prospectus or contained in any applicable Prospectus Supplement. The Company has not authorized anyone to provide you with different information. The Company is not making an offer of these Securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this Prospectus and any Prospectus Supplement is accurate as of any date other than the date on the front of those documents or that any information contained in any document incorporated by reference is accurate as of any date other than the date of that document.

        Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this Prospectus and any Prospectus Supplement are references to U.S. dollars. References to "$" or "US$" are to U.S. dollars and references to "Cdn$" are to Canadian dollars. See "Exchange Rate Information". The Company's financial statements that are incorporated by reference into this Prospectus and any Prospectus Supplement have been prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP"), and are reconciled to generally accepted accounting principles in the United States ("U.S. GAAP") as described therein.

        Unless the context otherwise requires, references in this Prospectus and any Prospectus Supplement to "we", "our", "us", "Silvercorp" or the "Company" refer to Silvercorp Metals Inc. and each of its material subsidiaries.

CAUTIONARY NOTE TO UNITED STATES INVESTORS

        This Prospectus has been, and any Prospectus Supplement will be, prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all mineral resource and mineral reserve estimates included in this Prospectus and any Prospectus Supplement or incorporated by reference therein have been, and will be, prepared in accordance with National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101") and the Canadian Institute of Mining Metallurgy and Petroleum's "CIM Standards on Mineral Resources and Reserves Definitions and Guidelines" (the "CIM Definition Standards"). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

        Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission ("SEC"), and mineral resource and mineral reserve information contained and incorporated by reference herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource" does not equate to the term "reserves". Under U.S. standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources", "indicated mineral resources" or "inferred mineral resources" or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by U.S. standards in documents filed with the SEC. U.S. investors should also understand that "inferred mineral resources" have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an "inferred mineral resource" will ever be upgraded to a higher category. Under Canadian rules, estimated "inferred mineral resources" may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an "inferred mineral resource" exists or is economically or legally mineable.

        Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves" are also not the same as those of the SEC, and reserves reported by the Company in compliance with NI 43-101 may not qualify as "reserves" under SEC standards. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with U.S. standards.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Certain of the statements and information in this Prospectus and the documents incorporated by reference into this Prospectus constitute "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of applicable Canadian provincial securities laws. All statements and information concerning mineral resource and mineral reserve estimates may also be deemed to constitute "forward-looking statements" to the extent that they involve estimates of the mineralization that will be encountered if the property is developed. Any statements or information that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects", "is expected", "anticipates", "believes", "plans", "projects", "estimates", "assumes", "intends", "strategies", "targets", "goals", "forecasts", "objectives", "budgets", "schedules", "potential" or variations thereof or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved, or the negative of any of these terms and similar expressions) are not statements of historical fact and may be forward-looking statements or information. Forward-looking statements or information relate to, among other things:

  •
  the price of silver and other metals;

  •
  the accuracy of mineral resource and mineral reserve estimates at the Company's material properties;

  •
  estimated production from the Company's mines in the Ying Mining District (defined herein);

  •
  timing of receipt of regulatory approvals;

  •
  availability of funds from production to finance the Company's operations; and

  •
  access to and availability of funding for future construction and development of the Company's properties.

        Forward-looking statements or information are subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to differ from those reflected in the forward-looking statements or information, including, without limitation, risks relating to:

  •
  fluctuating commodity prices;

  •
  calculation of resources, reserves and mineralization and precious and base metal recovery;

  •
  interpretations and assumptions of mineral resource and mineral reserve estimates;

  •
  exploration and development programs;

  •
  feasibility and engineering reports;

  •
  permits and licences;

  •
  title to properties;

  •
  First Nations title claims and rights;

  •
  property interests;

  •
  joint venture partners;

  •
  acquisition of commercially mineable mineral rights;

  •
  financing;

  •
  recent market events and conditions;

  •
  economic factors affecting the Company;

  •
  timing, estimated amount, capital and operating expenditures and economic returns of future production;

  •
  integration of future acquisitions into the Company's existing operations;

  •
  competition;

  •
  operations and political conditions;

  •
  regulatory environment in China and Canada;

  •
  environmental risks;

  •
  foreign exchange rate fluctuations;

  •
  insurance;

  •
  risks and hazards of mining operations;

  •
  key personnel;

  •
  conflicts of interest;

  •
  dependence on management;

  •
  internal control over financial reporting as per the requirements of the Sarbanes-Oxley Act; and

  •
  bringing actions and enforcing judgments under U.S. securities laws.

        This list is not exhaustive of the factors that may affect any of the Company's forward-looking statements or information. Forward-looking statements or information are statements about the future and are inherently uncertain, and actual achievements of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements or information due to a variety of risks, uncertainties and other factors, including, without limitation, those referred to in this Prospectus under the heading "Risk Factors" and elsewhere. Although the Company has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated, described or intended. Accordingly, readers should not place undue reliance on forward-looking statements or information.

        The Company's forward-looking statements and information are based on the assumptions, beliefs, expectations and opinions of management as of the date of this Prospectus, and other than as required by applicable securities laws, the Company does not assume any obligation to update forward-looking statements and information if circumstances or management's assumptions, beliefs, expectations or opinions should change, or changes in any other events affecting such statements or information. For the reasons set forth above, investors should not place undue reliance on forward-looking statements and information.

EXCHANGE RATE INFORMATION

        All sums of money which are referred to herein are expressed in lawful money of the United States, unless otherwise specified. The symbol "Cdn$" denotes lawful money of Canada and "RMB" denotes lawful money of the People's Republic of China.

        The following table sets forth, for each of the periods indicated, the year end exchange rate, the average noon rate and the high and low noon exchange rates for one Canadian dollar expressed in U.S. dollars, as quoted by the Bank of Canada:

	Year Ended March 31,
	2010	2009	2008
High	0.9888	1.0158	1.0905
Low	0.7910	0.7692	0.8633
Average	0.9171	0.8878	0.9683
Period End	0.9846	0.7935	0.9729

        The exchange rate for one Canadian dollar expressed in U.S. dollars on August 11, 2010 based upon the noon buying rate provided by the Bank of Canada was $0.9564.

        The following table sets forth, for each of the periods indicated, the year end exchange rate, the average noon rate and the high and low noon exchange rates for one Canadian dollar expressed in Chinese Renminbi, as quoted by the Bank of Canada:

	Year Ended March 31,
	2010	2009	2008
High	6.7476	7.0721	8.1169
Low	5.4054	5.2632	6.6756
Average	6.2629	6.0954	7.2233
Period End	6.7204	5.4230	6.8213

        The exchange rate for one Canadian dollar expressed in Chinese Renminbi on August 11, 2010 based upon the noon buying rate provided by the Bank of Canada was RMB6.4809.

THE COMPANY

        The following description of the Company is derived from selected information about the Company contained in the documents incorporated by reference into this Prospectus. This description does not contain all of the information about the Company and its properties and business that you should consider before investing in any Securities. You should carefully read the entire Prospectus and the applicable Prospectus Supplement, including the section titled "Risk Factors" that immediately follows this description of the Company, as well as the documents incorporated by reference into this Prospectus and the applicable Prospectus Supplement, before making an investment decision. This Prospectus contains forward-looking statements concerning the Company's plans at its properties, production, capital costs, operating costs and cash flow estimates and other matters. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that could cause the Company's results to differ from those expressed or implied by the forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Statements".

Summary Description of Silvercorp's Business

        Silvercorp is presently engaged in the operation and development of, and in the acquisition and exploration for, silver mineral properties in China and Canada. Silvercorp is China's largest primary silver producer. Currently, the Company is operating and developing four silver, lead and zinc mines in an area encompassing the Ying Project, the HPG Project, the TLP Project and the LM Project (collectively, the "Ying Mining District"). The Company's other material property, the GC project located in Gaocheng in Guangdong Province (the "GC Project"), has not reached commercial production and is in the exploration stage. In February 2010, Silvercorp acquired the advanced exploration-stage Silvertip silver, lead and zinc project in northern British Columbia, Canada (the "Silvertip Project").

The Company's Strategic Vision

        Silvercorp has built a record of success by formulating and executing a distinct long-term strategy characterized by three key steps. First, Silvercorp focuses on the acquisition and selective exploration of projects with significant resource and cash flow potential. It seeks out higher grade, underground, precious metals projects that may be too small for large companies and too large for juniors. Second, Silvercorp quickly develops high-margin operations with reasonable development capital profiles to generate cash flow before the project's full resource potential is fully drilled. Third, the cash flow Silvercorp generates from its early operations allows it to fund further exploration, resource expansion and production growth.

        This strategy, with its focus on early production, provides earlier benefits to: (i) local communities through increased employment opportunities, (ii) local governments through payment of taxes, (iii) local joint venture partners through profit sharing and (iv) to shareholders through less dilution. The early benefits help build a base of strong stakeholder support necessary for further project growth.

Production Summary

        The following table sets forth a summary of the production from the Company's mineral projects for the 2007 - 2010 financial years.

	Year ended March 31,
	2007	2008	2009	2010
Silver (millions of ounces)
Ying	1.935	3.683	3.408	4.163
HPG	—	0.277	0.209	0.148
LM	—	—	0.301	0.173
TLP	—	—	0.271	0.140

Total	1.935	3.960	4.189	4.624

Lead (millions of pounds)
Ying	26.26	42.28	42.91	54.52
HPG	—	7.34	5.90	4.46
LM	—	—	1.32	0.97
TLP	—	—	2.93	2.42

Total	26.26	49.62	53.07	62.37

Zinc (millions of pounds)
Ying	7.14	15.14	12.34	14.07
HPG	—	0.76	0.62	0.67
LM	—	—	—	—
TLP	—	—	—	—

Total	7.14	15.91	12.96	14.74

Gold (ounces)
Ying	249	309	72	700
HPG	—	1843	1,623	900
LM	—	—	103	—
TLP	—	—	82	—

Total	249	2152	1,880	1,600

Resource and Reserve Estimates

Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Resources:

        This section uses the terms "measured resources", "indicated resources" and "inferred resources". We advise U.S. investors that these terms are not recognized by the SEC. The estimation of measured resources and indicated resources involves greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that measured and indicated resources will be converted into reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of measured and indicated

resources. U.S. investors are cautioned not to assume that inferred mineral resources exist, are economically minable, or will be upgraded into measured or indicated mineral resources. See "Cautionary Note to United States Investors".

        The following table sets forth the reserves and resources at the Company's mineral projects.

			Weighted Average Grade					Silver Equiv.
	Wtd. Avg. Width	Resource (Tonnes)	Gold (g/t)	Silver (g/t)	Lead (%)	Zinc (%)	Copper (%)
RESERVE CATEGORY(1)								(g/t)(5)
Proven(2)	0.92	1,322,201	0.02	404	7.68	2.28	—	761
Probable(2)	0.84	4,820,408	0.10	298	5.88	1.81	0.04	576

Total	0.85	6,142,609	0.08	321	6.27	1.91	0.03	616

			Weighted Average Grade					Silver Equiv.
	Wtd. Avg. Width	Resource (Tonnes)	Gold (g/t)	Silver (g/t)	Lead (%)	Zinc (%)	Copper (%)
RESOURCE CATEGORY(1)								(g/t)(6)
Ying Mining District Resources (Inclusive of Reserves)
Measured & Indicated(2)	1.15	5,126,734	0.12	418	8.18	2.05	0.4	802
Inferred(2)	—	6,168,763	—	—	—	—	—	—
GC Project Resources
Measured & Indicated(3)	—	6,408,000	—	138	1.49	3.34	—	—
Inferred(3)	—	7,892,000	—	121	1.45	2.70	—	—
Silvertip Project Resources
Indicated(4)	—	1,976,664	0.58	398	7.65	10.35	—	—
Inferred(4)	—	357,713	0.26	413	7.50	11.05	—	—

(1)
These reserve and resource estimates have been prepared in accordance with NI 43-101 and the CIM Definition Standards, unless otherwise noted. See "Cautionary Note to United States Investors".

(2)
The resource and reserve estimate for the Ying Mining District is based on the technical report titled "NI 43-101 Technical Report on Resources and Reserves Update Ying District Silver-Lead-Zinc Project" dated February 26, 2010 prepared by Chris Broili, C.P.Geo. & L.P.Geo., Mel Klohn and L.P.Geo., Wenchang Ni, P.Eng. (the "Ying Mining District Technical Report"), a copy of which is available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

(3)
The resource estimate for the GC Project is based on the technical report titled "NI 43-101 Technical Report Update on the GC Ag-Zn-Pb Project in Guangdong Province, People's Republic of China" dated June 18, 2009 prepared by Brian O'Connor, P. Geo. (the "GC Technical Report"), a copy of which is available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

(4)
The resource estimate for the Silvertip Project is based on the technical report titled "NI 43-101 Technical Report Resource Update on the Silvertip Property, Northern British Columbia, Canada" dated February 19, 2010, as amended August 9, 2010, prepared by Randal D. Cullen, P. Geo. (the "Silvertip Technical Report"), a copy of which is available on SEDAR at www.sedar.com.

(5)
Silvercorp uses silver equivalent values as a way to assess cutoff grades and to quickly compare tenor and magnitude of the polymetallic veins. The silver equivalent formula is as follows:

g/t Ag-equiv = g/t Ag × Ag Recovery + g/t Au × Au Price/Ag price × Au Recovery + (%Pb × Pb price × Pb Recovery + %Zn × Zn price × Zn Recovery + %Cu × Cu price × Cu Recovery) × 22.0462 × 31.1035 / Ag price

  The metal prices currently used in the equivalency calculations are as follows:

Silver (Ag)	US$6.50/troy ounce
Gold (Au)	US$350.00/troy ounce
Lead (Pb)	US$0.40/pound
Zinc (Zn)	US$0.45/pound
Copper (Cu)	US$1.50/pound

  The metals prices are substantially below current market prices for the respective metals; however, the prices have approximately the same relative value to each other as the current prices.

  The metal recoveries used in the equivalency calculations are average approximate recoveries based on Silvercorp's experience to date for the processing of ores from the Ying Mining District and are as follows:

Silver (Ag)	91%
Gold (Au)	50%
Lead (Pb)	95%
Zinc (Zn)	80%
Copper (Cu)	90%

  Standard unit conversions used in the resource calculations and reporting are as follows:

    1 troy ounce = 31.1035 grams
    1 tonne = 2204.62 pounds

(6)
A silver equivalent grade is intended to provide a rough calculation of mineral grade of ore expressed as a single unit. It is an imperfect calculation but is often used within the silver mining industry. A very simple hypothetical example is presented below:

If a given hypothetical grade was 30 ounces of silver per tonne and 0.5 ounces of gold per tonne, and silver and gold prices were $20 per ounce and $1,000 per ounce respectively, and ignoring all other factors including recovery rates, then the silver equivalent would be expressed as the total grade value of the ore divided by the dollar value of an ounce of silver. In this hypothetical example the total grade value would be all of the silver grade value (30 ounces multiplied by $20 per ounce = $600) plus all of the gold value (0.5 ounces multiplied by $1000 per Oz = $500) resulting in the total grade value of $1100. The $1100 grade value, expressed in ounces of Silver rather than in dollars would then be ($1100/$20 = 55). Accordingly the silver equivalent grade for this hypothetical example is 55 ounces of silver per tonne.

In the Ying Mining District Technical Report, the silver equivalent determination is performed based on the individual grades calculated after applying mining recovery and dilution factors. The table below presents long term metal prices and actual milling recoveries used in this formula:

g/t Ag-equiv = g/t Ag × Ag Recovery + g/t Au × Au Price/Ag price × Au Recovery + (%Pb × Pb price × Pb Recovery + %Zn × Zn price × Zn Recovery + %Cu × Cu price × Cu Recovery) × 22.0462 × 31.1035 / Ag price

Where: 1 metric tonne = 2204.622 pounds
              1 troy ounce = 31.1035 grams

		Milling Recoveries, %
Metal	Metal Prices	SGX	HZG	HPG	TLP	LM
Gold	US$350/oz			75
Silver	US$6.50/oz	93	90	86	84	88
Lead	US$0.40/lb	97	88	94	80	90
Zinc	US$0.45/lb	80	80	72
Copper	US$1.50/lb		80

Ying Mining District

        The Ying Mining District Technical Report contained a table (Table 18-15) that showed a cash flow analysis summary of the combined operations of the properties in the Ying Mining District. Set out below is a table and a chart that shows the net present value of the operations based on various discount rates.

		Year 2010	Year 2011	Year 2012	Year 2013	Year 2014	Year 2015	Year 2016	Year 2017	Year 2018	Year 2019	Year 2020	Total
Net cash flows (US$)		69,548,298	54,539,541	53,258,257	53,716,456	54,838,755	54,568,751	56,254,483	56,671,034	57,451,928	48,376,387	25,567,333	584,791,223
Silvercorp's share of net cash flows		53,541,821	41,971,065	41,174,323	41,402,338	42,148,428	42,100,474	43,334,263	43,721,772	44,252,443	37,418,203	19,814,074	450,879,204
Net present Value at discount rate of	5%	53,541,821	39,972,443	37,346,324	35,764,896	34,675,616	32,986,823	32,336,694	31,072,247	29,951,795	24,120,107	12,164,123	363,932,890
Net present Value at discount rate of	10%	53,541,821	38,155,514	34,028,366	31,106,189	28,787,944	26,141,082	24,461,062	22,436,182	20,644,091	15,868,971	7,639,183	302,810,405
Net present Value at discount rate of	15%	53,541,821	36,496,579	31,133,703	27,222,709	24,098,501	20,931,376	18,734,598	16,436,633	14,466,202	10,636,589	4,897,736	258,596,447
Net present Value at discount rate of	20%	53,541,821	34,975,888	28,593,280	23,959,686	20,326,210	16,919,236	14,512,557	12,201,944	10,291,704	7,251,898	3,200,084	225,774,307
Net present Value at discount rate of	25%	53,541,821	33,576,852	26,351,566	21,197,997	17,263,996	13,795,483	11,359,817	9,169,120	7,424,328	5,022,186	2,127,520	200,830,687
Net present Value at discount rate of	30%	53,541,821	32,285,435	24,363,505	18,844,942	14,757,336	11,338,882	8,977,828	6,967,778	5,424,884	3,528,521	1,437,276	181,468,208

NPV vs. Discount rate

Legal Proceedings

        The Company is not aware of any actual or pending material legal proceedings to which the Company is or is likely to be party or of which any of its business or property is or is likely to be subject.

RISK FACTORS

        An investment in the Securities of the Company involves a significant degree of risk and ought to be considered a highly speculative investment. The following risk factors, as well as risks not currently known to the Company, could materially adversely affect the Company's future business, operations and financial condition and could cause them to differ materially from the estimates described in the forward-looking statements and information relating to the Company.

Risks Relating to the Business

Fluctuating commodity prices

        The Company's sales price for lead and zinc pounds is fixed against the Shanghai Metals Exchange as quoted at www.shmet.com, while gold ounces are fixed against the Shanghai Gold Exchange as quoted at www.sge.com.cn and silver ounces are fixed against the Shanghai White Platinum & Silver Exchange as quoted at www.ex-silver.com. These metal prices traditionally move in tandem with and at marginally higher prices than those quoted on the North American and European market places.

        The Company's revenues are expected to be in large part derived from the mining and sale of silver, lead, zinc, gold and other metals. The prices of those commodities have fluctuated widely,

particularly in recent years, and are affected by numerous factors beyond the Company's control including international and regional economic and political conditions, expectations of inflation; currency exchange fluctuations; interest rates; global or regional supply and demand for jewellery and industrial products containing silver and other metals; sale of silver and other metals by central banks and other holders, speculators and producers of silver and other metals; availability and costs of metal substitutes; and increased production due to new mine developments and improved mining and production methods. The price of base and precious metals may have a significant influence on the market price of the Company's shares and the value of the properties. The effect of these factors on the price of base and precious metals, and therefore the viability of the Company's projects, cannot be accurately predicted.

        If silver and other metals prices were to decline significantly or for an extended period of time, the Company may be unable to continue operations, develop the properties or fulfil obligations under agreements with the Company's joint venture partners or under its permits or licenses.

Calculation of resources, reserves and mineralization and precious and base metal recovery

        There is a degree of uncertainty attributable to the calculation of resources, reserves and mineralization and corresponding grades being mined or dedicated to future production. Until resources, reserves or mineralization are actually mined and processed, quantity of mineralization and grades must be considered as estimates only. In addition, the quantity of resources, reserves and mineralization may vary depending on metal prices. Any material change in quantity of resources, mineralization, grade or stripping ratio may affect the economic viability of the Company's properties. In addition, there can be no assurance that precious or other metal recoveries in small-scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production.

Interpretations and assumptions of mineral resource and mineral reserve estimates

        Unless otherwise indicated, mineralization figures presented in this Prospectus and in the Company's other filings with securities regulatory authorities, press releases and other public statements that may be made from time to time are based upon estimates made by Company personnel and independent geologists. These estimates are imprecise and depend upon geologic interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. The mineral resource and mineral reserve estimates contained in this Prospectus have been determined based on assumed future prices, cut-off grades and operating costs that may prove to be inaccurate. There can be no assurance that:

  •
  these estimates will be accurate;

  •
  reserve, resource or other mineralization figures will be accurate; or

  •
  the mineralization could be mined or processed profitably.

        The interpretation of drill results, the geology, grade and continuity of the Company's mineral deposits contains inherent uncertainty. Any material reductions in estimates of mineralization, or of the Company's ability to extract this mineralization, could have a material adverse effect on its results of operations or financial condition.

Exploration and development programs

        The long-term operation of the Company's business and its profitability is dependent, in part, on the cost and success of its exploration and development programs. Mineral exploration and development involve a high degree of risk and few properties that are explored are ultimately developed into producing mines. There can be no assurance that the Company's mineral exploration and development programs will result in any discoveries of bodies of commercial mineralization. There can also be no assurance that even if commercial quantities of mineralization are discovered that a mineral property will be brought into commercial production.

        Development of the Company's mineral properties will follow only upon obtaining satisfactory exploration results. Discovery of mineral deposits is dependent upon a number of factors, not the least of which is the technical skill of the exploration personnel involved. The commercial viability of a mineral deposit once discovered is also dependent upon a number of factors, some of which are the particular attributes of the deposit (such as size, grade and proximity to infrastructure), metal prices and government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals, and environmental protection. Most of the above factors are beyond the control of the Company. As a result, there can be no assurance that the Company's exploration and development programs will yield reserves to replace or expand current resources. Unsuccessful exploration or development programs could have a material adverse impact on the Company's operations and profitability.

Feasibility and engineering reports

        There is a potential for delays in exploration or the completion of feasibility studies that may adversely impact the Company. The Company has received mining permits from the Department of Land and Resources of Henan Province and has commenced mining operations in the Ying Mining District in accordance with the mining permits. While the Company is preparing a feasibility study on the GC Project, to date, the Company has not completed a feasibility study or similar report of any of its material properties in China, which might otherwise be prepared for a mineral property located in North America.

Permits and licenses

        All mineral resources of the Company are owned by their respective governments, and mineral exploration and mining activities may only be conducted by entities that have obtained or renewed exploration or mining permits and licenses in accordance with the relevant mining laws and regulations. No guarantee can be given that the necessary exploration and mining permits and licenses will be issued to the Company or, if they are issued, that they will be renewed or that the Company will be in a position to comply with all conditions that are imposed.

        Nearly all mining projects require government approval. There can be no certainty that approvals necessary to develop and operate mines on the Company's properties will be granted to the Company in a timely manner, or at all.

Title to properties

        While the Company has investigated title to all of its mineral claims and to the best of its knowledge, title to all of its properties is in good standing, the properties may be subject to prior unregistered agreements or transfers and title may be affected by undetected defects. There may be valid challenges to the title of the Company's properties which, if successful, could impair development and/or operations. The Company cannot give any assurance that title to its properties will not be challenged. Title insurance is generally not available for mineral properties and the Company's ability to ensure that it has obtained secure claim to individual mineral properties or mining concessions may be severely constrained. The Company's mineral properties in China have not been surveyed, and the precise location and extent thereof may be in doubt.

First Nations title claims and rights

        Governments in many jurisdictions must consult with First Nations and other aboriginal peoples with respect to grants of mineral rights and the issuance or amendment of project authorizations.

Consultation and other rights of aboriginal people may require accommodations, including undertakings regarding employment, contracting, profit sharing, and other matters in impact and benefit agreements. This may affect the Company's ability, the timing and costs of developing the Silvertip Project. The risk of unforeseen First Nations title claims also could affect future operations, development projects and future acquisitions. In particular, there can be no guarantee that the unsettled nature of land claims in British Columbia will not create delays in project approval or unexpected interruptions in project progress, or result in additional costs to advance the Silvertip Project. These requirements may affect our ability to expand or transfer existing operations or to develop existing or new projects.

Property interests

        The agreements pursuant to which the Company holds its rights in certain of the properties provide that the Company must make a series of cash payments over certain time periods or make certain minimum exploration expenditures. If the Company fails to make such payments or expenditures in a timely manner, the Company may lose interest in those projects.

Joint venture partners

        The Company's interests in various properties may, in certain circumstances, pursuant to option agreements currently in place, become subject to the risks normally associated with the conduct of joint ventures. The existence or occurrence of one or more of the following circumstances and events could have a material adverse impact on the Company's profitability or the viability of its interests held through joint ventures, which could have a material adverse impact on the Company's business prospects, results of operations and financial conditions: (i) disagreements with joint venture partners on how to conduct exploration; (ii) inability of joint venture partners to meet their obligations to the joint venture or third parties; and (iii) disputes or litigation between joint venture partners regarding budgets, development activities, reporting requirements and other joint venture matters.

Acquisition of commercially mineable mineral rights

        The Company must continually replace reserves depleted by production to maintain production levels over the long term. The life-of-mine estimates for each of the material properties of the Company are based on a number of factors and assumptions and may prove to be incorrect. In addition, mine life would be shortened if the Company expands production. Reserves can be replaced by expanding known ore bodies, locating new deposits or making acquisitions. Exploration is highly speculative in nature. The Company's exploration projects involve many risks and are frequently unsuccessful. Most exploration projects do not result in the discovery of commercially mineable ore deposits and no assurance can be given that any particular level of recovery of ore reserves will be realized or that any identified mineral deposit will ever qualify as a commercially mineable (or viable) ore body which can be legally and economically exploited. There is a risk that depletion of reserves will not be offset by discoveries or acquisitions. The mineral base of the Company may decline if reserves are mined without adequate replacement and the Company may not be able to sustain production beyond the current mine lives, based on current production rates.

        The Company's future growth and productivity will depend, in part, on its ability to identify and acquire additional mineral rights, and on the costs and results of continued exploration and development programs. Mineral exploration is highly speculative in nature and is frequently non-productive. Substantial expenditures are required to:

  •
  establish ore reserves through drilling and metallurgical and other testing techniques;

  •
  determine metal content and metallurgical recovery processes to extract metal from the ore; and

  •
  construct, renovate or expand mining and processing facilities.

        In addition, if the Company discovers a mineral deposit, it would take several years from the initial phases of exploration until production is possible. During this time, the economic feasibility of production may change.

        The Company's success at completing any acquisitions will depend on a number of factors, including, but not limited to:

  •
  identifying acquisitions that fit the Company's business strategy;

  •
  negotiating acceptable terms with the seller of the business or property to be acquired; and

  •
  obtaining approval from regulatory authorities in the jurisdictions of the business or property to be acquired.

        As a result of these uncertainties, there can be no assurance that the Company will successfully acquire additional mineral rights.

Financing

        If the Company's exploration programs at various properties are successful in establishing ore of commercial tonnage and grade, additional funds will be required for the development of the ore bodies and to place them in commercial production. Therefore, the Company's ability to continue its exploration and development activities, if any as well as to seek out acquisitions, may depend in part on the Company's ability to obtain suitable financing.

        The Company intends to fund its plan of operations from working capital, proceeds of production, external financing, strategic alliances, sale of property interests and other financing alternatives. The sources of external financing that the Company may use for these purposes include project or bank financing, or public or private offerings of equity or debt. One source of future funds presently available to the Company is through the sale of equity capital. There is no assurance this source of financing will continue to be available, as required or at all. If it is available, future equity financings may result in substantial dilution to shareholders. Another alternative for the financing of further exploration would be the offering by the Company of an interest in the properties to be earned by another party or parties carrying out further exploration or development thereof. There can be no assurance the Company will be able to conclude any such agreements, on favourable terms or at all. The failure to obtain financing could have a material adverse effect on the Company's growth strategy and results of operations and financial condition.

Recent market events and condition

        Recent market events and conditions, including disruptions in the Canadian, United States and international credit markets and other financial systems, along with the deterioration of the Canadian, United States and global economic conditions, could, among other things, impede access to capital or increase the cost of capital, which would have an adverse effect on the Company's ability to fund its working capital and other capital requirements.

        In recent years, the U.S. credit markets began to experience serious disruption due to a deterioration in residential property values, defaults and delinquencies in the residential mortgage market (particularly sub-prime and non-prime mortgages) and a decline in the credit quality of mortgage-backed securities. These problems led to a slow-down in residential housing market transactions, declining house prices, delinquencies in non-mortgage consumer credit and a general decline in consumer confidence. These conditions continued and worsened in 2008 and early 2009, causing a loss of confidence in the broader U.S. and global credit and financial markets and resulting in the collapse of, and government intervention in, major banks and other financial institutions and insurers and creating a climate of greater volatility, less liquidity, widening of credit spreads, a lack of price transparency, increased credit losses and tighter credit conditions.

        Notwithstanding various actions by the U.S. and other governments, concerns about the general condition of the capital markets, financial instruments, banks, investment banks, insurers and other financial institutions caused the broader credit markets to further deteriorate and stock markets to decline substantially.

        In addition, general economic indicators, including employment levels, announced corporate earnings, economic growth and consumer confidence have deteriorated. These unprecedented disruptions in the current credit and financial markets have had a significant material adverse impact on a number of financial institutions and have limited access to capital and credit for many companies, particularly resource companies such as the Company. These disruptions could, among other things, make it more difficult for the Company to obtain, or increase its cost of obtaining, capital and financing for its operations. The Company's access to additional capital may not be available on terms acceptable to the Company or at all.

        Over the past several years, worldwide securities markets, particularly those in the United States and Canada, have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced unprecedented declines in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. Most significantly, the share prices of natural resource companies have experienced an extraordinary decline in value and there has been a significant decline in the number of buyers willing to purchase such securities. In addition, significantly higher redemptions by holders of mutual funds has forced many of such funds (including those holding the Company's securities) to sell such securities at any price.

        As a consequence, despite the Company's past success in securing significant equity financing, market forces may render it difficult or impossible for the Company to secure investors to purchase new share issues at a price which will not lead to severe dilution to existing shareholders, or at all. Therefore, there can be no assurance that significant fluctuations in the trading price of the Company's Common Shares will not occur, or that such fluctuations will not materially adversely impact on the Company's ability to raise equity funding without significant dilution to its existing shareholders, or at all.

        Additionally, recent market events and conditions have significantly raised the risk of counterparty default. The Company is subject to counterparty risk and may be impacted in the event that a counterparty, including suppliers and joint venture partners, becomes insolvent.

Economic factors affecting the Company

        The recent unprecedented events in global financial markets have had a profound impact on the global economy. Many industries, including the mining industry, are impacted by these market conditions. Some of the key impacts of the current financial market turmoil include contraction in credit markets resulting in a widening of credit risk, devaluations and high volatility in global equity, commodity, foreign exchange and precious metal markets, and a lack of market liquidity. A continued or worsened slowdown in the financial markets or other economic conditions, including but not limited to, consumer spending, employment rates, business conditions, inflation, fuel and energy costs, consumer debt levels, lack of available credit, the state of the financial markets, interest rates, and tax rates may adversely affect the Company's growth and profitability. Specifically:

  •
  the global credit/liquidity crisis could impact the cost and availability of financing and the Company's overall liquidity;

  •
  the volatility of silver, lead and zinc prices would impact the Company's revenues, profits, losses and cash flow;

  •
  volatile energy prices, commodity and consumables prices and currency exchange rates would impact the Company's production costs; and

  •
  the devaluation and volatility of global stock markets would impact the valuation of the Company's equity and other securities.

        These factors could have a material adverse effect on the Company's financial condition and results of operations.

Timing, estimated amount, capital and operating expenditures and economic returns of future production

        There are no assurances if and when a particular mineral property of the Company can enter into production. The amount of future production are based on the estimates prepared by or for the Company. The capital and operating costs to take the Company's projects into production may be significantly higher than anticipated. Capital and operating costs of production and economic returns are based on estimates prepared by or for the Company may differ significantly from their actual values. There can be no assurance that the Company's actual capital and operating costs will not be higher than currently anticipated.

        In addition, the construction and development of mines and infrastructure are complex. Resources invested in construction and development may yield outcomes that may differ significantly from those anticipated by the Company.

Recent high metal prices have encouraged mining exploration, development and construction activity, which has increased demand for and cost of contract mining services and equipment

        Recent increases in metal prices have encouraged increases in mining exploration, development and construction activities, which have resulted in increased demand for and cost of contract exploration, development and construction services and equipment. Increased demand for and cost of services and equipment could cause project costs to increase materially, resulting in delays if services or equipment cannot be obtained in a timely manner due to inadequate availability, and increased potential for scheduling difficulties and cost increases due to the need to coordinate the availability of services or equipment, any of which could materially increase project exploration, development or construction costs, result in project delays, or both.

Integration of future acquisitions into existing operations

        The Company acquired the Silvertip Project in fiscal 2010 and may make selected acquisitions in the future. If the Company does make further acquisitions, any positive effect on the Company's results will depend on a variety of factors, including, but not limited to:

  •
  integrating the operations of an acquired business or property in a timely and efficient manner;

  •
  maintaining the Company's financial and strategic focus while integrating the acquired business or property;

  •
  implementing uniform standards, controls, procedures and policies at the acquired business, as appropriate; and

  •
  to the extent that the Company makes an acquisition outside of markets in which it has previously operated, conducting and managing operations in a new operating environment.

        Acquiring additional businesses or properties could place pressure on the Company's cash flow if such acquisitions involve cash consideration or existing shareholders may experience dilution if such acquisitions involve share consideration.

        The integration of the Company's existing operations with any acquired business will require significant expenditures of time, attention and funds. Achievement of the benefits expected from consolidation would require the Company to incur significant costs in connection with, among other things, implementing financial and planning systems. The Company may not be able to integrate the operations of a recently acquired business or restructure the Company's previously existing business operations without encountering difficulties and delays. In addition, this integration may require significant attention from the Company's management team, which may detract attention from the Company's day-to-day operations.

        Over the short-term, difficulties associated with integration could have a material adverse effect on the Company's business, operating results, financial condition and the price of the Company's Common Shares. In addition, the acquisition of mineral properties may subject the Company to unforeseen liabilities, including environmental liabilities, which could have a material adverse effect on the Company. There can be no assurance that any future acquisitions will be successfully integrated into the Company's existing operations.

Competition

        The mining industry in general is intensely competitive and there is no assurance that, even if commercial quantities of ore are discovered, a ready market will exist for the sale of such ore, or concentrate, by the Company. Marketability of natural resources which may be discovered by the Company will be affected by numerous factors beyond the control of the Company, such as market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations including regulations relating to prices, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of such factors cannot be predicted but they may result in the Company not receiving an adequate return on its capital.

        The Company may be at a competitive disadvantage in acquiring additional mining properties because it must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than the Company. The Company may also encounter increasing competition from other mining companies in its efforts to hire experienced mining professionals. Competition for exploration resources at all levels is currently very intense, particularly affecting the availability of manpower and drill rigs. Increased competition could adversely affect the Company's ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future.

Operations and political conditions

        Mining operations generally involve a high degree of risk with hazards such as unusual or unexpected formations or other geological conditions. The Company may become subject to liability for pollution, cave-ins or other hazards against which it cannot insure, or against which it may elect not to insure. Payment of such liabilities may have a material, adverse effect on the Company's financial condition. The majority of the properties in which the Company has an interest are located in China, which has different regulatory and legal standards than those in North America. Even if the Company's mineral properties are proven to host economic reserves of metals, factors such as political instability, terrorism, opposition and harassment from local miners, or governmental expropriation or regulation may prevent or restrict mining of any such deposits or repatriation of profits.

        The majority of the Company's operations are located in China. These operations are subject to the risks normally associated with conducting business in China. Some of these risks are more prevalent in countries which are less developed or have emerging economies, including uncertain political and economical environments, as well as risks of war and civil disturbances or other risks which may limit or disrupt a project, restrict the movement of funds or result in the deprivation of contract rights or the taking of property by nationalization or expropriation without fair compensation, risk of adverse changes in laws or policies, increases in foreign taxation or royalty obligations, delays in obtaining or the inability to obtain necessary governmental permits, limitations on ownership and repatriation of earnings, and foreign exchange controls and currency devaluations.

        In addition, the Company may face import and export regulations, including export restrictions, disadvantages of competing against companies from countries that are not subject to similar laws, restrictions on the ability to pay dividends offshore, and risk of loss due to disease and other potential endemic health issues. Although the Company is not currently experiencing any significant or extraordinary problems in China arising from such risks, there can be no assurance that such problems will not arise in the future. The Company currently does not carry political risk in insurance coverage.

        The Company's interests in its mineral properties are held through joint venture companies established under and governed by the laws of China. The Company's joint venture partners in China include state-sector entities and, like other state-sector entities, their actions and priorities may be dictated by government policies instead of purely commercial considerations. Additionally, companies with a foreign ownership component operating in China may be required to work within a framework which is different from that imposed on domestic Chinese companies. The Chinese government currently allows foreign investment in certain mining projects under central government guidelines. There can be no assurance that these guidelines will not change in the future.

Regulatory environment in China and Canada

        The Company conducts operations primarily in China and is developing the Silvertip Project in northern British Columbia, Canada. The laws of China differ significantly from those of Canada and all such laws are subject to change. Mining operations, development and exploration activities are subject to extensive laws and regulations governing prospecting, development, production, exports, taxes, labour standards, occupational health, waste disposal, environmental protection, mine safety, consultation with First Nations in Canada and other matters. Mining is subject to potential risks and liabilities associated with pollution of the environment and disposal of waste products occurring as a result of mineral exploration and production.

        Failure to comply with applicable laws and regulations may result in enforcement actions thereunder and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws and regulations.

        New laws and regulations, amendments to existing laws and regulations, administrative interpretation of existing laws and regulations, or more stringent enforcement of existing laws and regulations could have a material adverse impact on future cash flow, results of operations and the financial condition of the Company.

        Further, all phases of the Company's operations are subject to environmental regulations in the various jurisdictions in which it operates. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environment assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulations, if any, will not adversely affect the Company's operations.

There are risks associated with being an international company

        The Company is an international company that conducts operations through mainly foreign subsidiaries, foreign companies and joint ventures, and substantially all of the assets of Company consist of equity in these entities. Accordingly, any limitations, or the perception of limitations, on transfer of cash or other assets between the parent Company and these entities, or among these entities, could restrict the Company's ability to fund its operations efficiently, or to repay its debts, and could impact negatively the Company's valuation and share price.

Environmental risks

        The Company's activities are subject to extensive laws and regulations governing environmental protection and employee health and safety. To the extent that the Company conducts exploration activities or undertakes new mining activities in China, the Company will also be subject to environmental laws and regulations in China. These laws address emissions into the air, discharges into water, management of waste, management of hazardous substances, protection of natural resources, antiquities and endangered species, and reclamation of lands disturbed by mining operations. There are also laws and regulations prescribing reclamation activities on some mining properties. Environmental legislation in many countries is evolving and the trend has been toward stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and increasing responsibility for companies and their officers, directors and employees. Compliance with environmental laws and regulations may require significant capital outlays on behalf of the Company and may cause material changes or delays in the Company's intended activities. There can be no assurance that the Company has been or will be at all times in complete compliance with current and future environmental and health and safety laws and permits will not materially adversely affect the Company's business, results of operations or financial condition. It is possible that future changes in these laws or regulations could have a significant adverse impact on some portion of the Company's business, causing the Company to re-evaluate those activities at that time. The Company's compliance with environmental laws and regulations entail uncertain costs.

Foreign exchange rate fluctuations

        In the past, the Company has raised its equity and maintained its accounts in Canadian dollars but now reports in US dollars. Going forward, operations carried out in non-US currency, including the Canadian dollar or the Chinese Renminbi, could subject the Company to foreign currency fluctuations that may materially and adversely affect the Company's financial position.

Insurance

        The Company's mining activities are subject to the risks normally inherent in the industry, including, but not limited, to environmental hazards, flooding, fire, periodic or seasonal hazardous climate and weather conditions, unexpected rock formation, industrial accidents and metallurgical and other processing problems. These risks could result in damage to, or destruction of, mineral properties, production facilities or other properties; personal injury; environmental damage; delays in mining; increased production costs; monetary losses; and possible legal liability. The Company may become subject to liability which it cannot insure or against which it may elect not to insure due to high premium costs or other reasons. Where considered practical to do so the Company maintains insurance against risks in the operation of its business in amounts which the Company believes to be reasonable. Such insurance, however, contains exclusions and limitations on coverage. The Company cannot provide any assurance that such insurance will continue to be available, will be available at economically acceptable premiums or will be adequate to cover any resulting liability. In some cases, coverage is not available or considered too expensive relative to the perceived risk.

Risks and hazards of mining operations

        Mining is inherently dangerous and the Company's operations are subject to a number of risks and hazards including, without limitation:

  •
  environmental hazards;

  •
  discharge of pollutants or hazardous chemicals;

  •
  industrial accidents;

  •
  failure of processing and mining equipment;

  •
  labour disputes;

  •
  supply problems and delays;

  •
  encountering unusual or unexpected geologic formations or other geological or grade problems;

  •
  encountering unanticipated ground or water conditions;

  •
  cave-ins, pit wall failures, flooding, rock bursts and fire;

  •
  periodic interruptions due to inclement or hazardous weather conditions;

  •
  equipment breakdown;

  •
  other unanticipated difficulties with or interruptions in development, construction or production; and

  •
  other acts of God or unfavourable operating conditions.

        Such risks could result in damage to, or destruction of, mineral properties or processing facilities, personal injury or death, loss of key employees, environmental damage, delays in mining, monetary losses and possible legal liability. Satisfying such liabilities may be very costly and could have a material adverse effect on the Company's future cash flow, results of operations and financial condition.

Key personnel

        The Company depends on the services of a number of key personnel, including its directors and executive officers, the loss of any one of whom could have an adverse effect on the Company's operations.

        The Company's ability to manage growth effectively will require it to continue to implement and improve management systems and to recruit and train new employees. The Company cannot be assured that it will be successful in attracting and retraining skilled and experienced personnel.

Conflicts of interest

        Conflicts of interest may arise as a result of the directors, officers and promoters of the Company also holding positions as directors and/or officers of other companies. Some of those persons who are directors and officers of the Company have and will continue to be engaged in the identification and evaluation of assets and businesses and companies on their own behalf and on behalf of other companies, and situations may arise where the directors and officers may be in direct competition with the Company. Conflicts, if any, will be subject to the procedures and remedies under the Business Corporations Act (British Columbia).

Dependence on management

        The executive directors and the China operational management team all have extensive experience in the mineral resources industry in China. Most of the non-executive directors also have extensive experience in mining and/or exploration (or as advisors to companies in the field). The Company's success depends to a significant extent upon its ability to retain, attract and train key management personnel, both in Canada and in China.

Internal control over financial reporting as per the requirements of the Sarbanes-Oxley Act

        The Company may in the future fail to achieve and maintain the adequacy of its internal control over financial reporting, as such standards are modified, supplemented or amended from time to time, and the Company may not be able to ensure that it can conclude on an ongoing basis that it has effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act ("SOX"). The Company's failure to satisfy the requirements of Section 404 of SOX on an ongoing, timely basis could result in the loss of investor confidence in the reliability of its financial statements, which in turn could harm the Company's business and negatively impact the trading price of its Common Shares. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Company's operating results or cause it to fail to meet its reporting obligations. Future acquisitions of companies may provide the Company with challenges in implementing the required processes, procedures and controls in its acquired operations. Acquired companies may not have disclosure control and procedures or internal control over financial reporting that are as thorough or effective as those required by securities laws currently applicable to the Company.

        No evaluation can provide complete assurance that the Company's internal control over financial reporting will detect or uncover all failures of persons within the Company to disclose material information otherwise required to be reported. The effectiveness of the Company's control and procedures could also be limited by simple errors or faulty judgments. In addition, should the Company expand in the future, the challenges involved in implementing appropriate internal controls over financial reporting will increase and will require that the Company continue to improve its internal controls over financial reporting. Although the Company intends to devote substantial time and incur substantial costs, as necessary, to ensure compliance, the Company cannot be certain that it will be successful in complying with Section 404 on an ongoing basis.

Bringing actions and enforcing judgments under U.S. securities laws

        Investors in the U.S. or in other jurisdictions outside of Canada may have difficulty bringing actions and enforcing judgments against the Company, its directors, its executive officers and some of the experts named in this Prospectus based on civil liabilities provisions of the federal securities laws, other laws in the state(s) in the U.S. or the equivalent laws of other jurisdictions of residence.

The Company may in the future be subject to legal proceedings

        Due to the nature of its business, the Company may be subject to numerous regulatory investigations, claims, lawsuits and other proceedings in the ordinary course of its business. The causes of potential future litigation cannot be known and may arise from, among other things, business activities, environmental laws, volatility in stock price or failure to comply with disclosure obligations. The results of litigation cannot be predicted with certainty. There can be no assurances that these matters will not have a material adverse effect on the Company's business.

Risk Relating to the Securities

There can be no assurance that any future dividends will be paid on the Common Shares

        While the Company intends to continue to pay a dividend on the Common Shares on a quarterly basis, there can be no assurance that any future dividends will be paid on the Common Shares. The payment of any future dividends will be at the discretion of the directors of the Company, after taking into account many factors, including the Company's operating results, financial condition and current and anticipated cash needs.

The Debt Securities will be unsecured debt of the Company and will rank equally in right of payment with all other existing and future unsecured debt of the Company

        The Debt Securities will be unsecured debt of the Company and will rank equally in right of payment (except as to sinking funds and as to claims preferred by operation of law) with all other existing and future unsecured debt of the Company. The Debt Securities will be effectively subordinated to all existing and future secured debt of the Company to the extent of the assets securing such debt. If the Company is involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured debt securities, including the Debt Securities. In that event, a holder of Debt Securities may not be able to recover any principal or interest due to it under the Debt Securities.

Holders of the Debt Securities will effectively be subordinated to the claims of the holders of third party indebtedness of the Company's subsidiaries

        The Company conducts its operations through a number of subsidiaries and to the extent any such subsidiary has or incurs indebtedness with a third party, the holders of the Debt Securities will effectively be subordinated to the claims of the holders of such third party indebtedness, including in the event of liquidation or upon a realization of the assets of any such subsidiary.

The trading price of the Common Shares has been, and may continue to be, subject to large fluctuations

        The Common Shares are listed on the TSX and the NYSE. The trading price of the Common Shares has been, and may continue to be, subject to large fluctuations and, therefore, the value of any of the Company's Securities convertible into, or exchangeable for, Common Shares may also fluctuate significantly, which may result in losses to investors. The trading price of the Common Shares and, if applicable, any Securities convertible into, or exchangeable for, Common Shares may increase or decrease in response to a number of events and factors, including: the Company's operating performance and the performance of competitors and other similar companies; volatility in silver, lead, zinc and other metal prices; the public's reaction to the Company's press releases, other public announcements and the Company's filings with the various securities regulatory authorities; the failure of the Company to meet the reporting and other obligations under Canadian and U.S. securities laws or imposed by the exchanges; changes in earnings estimates or recommendations by research analysts who track the Common Shares or the shares of other companies in the resource sector; a reduction in coverage by such research analysts; changes in general economic and/or political conditions; the number of Common Shares to be publicly traded after an offering pursuant to any Prospectus Supplement; the arrival or departure of key personnel; and acquisitions, strategic alliances or joint ventures involving the Company or its competitors, which, if involving the issue of Common Shares, or securities convertible into Common Shares, would result in dilution to present and prospective holders of Common Shares.

The acquisition of and investment in the Securities have tax consequences

        Prospective purchasers should be aware that the acquisition of the Securities may have tax consequences both in the United States and Canada. Prospective purchasers should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities for a discussion of the material tax consequences of purchasing such Securities. However, such consequences may not be described fully in any applicable Prospectus Supplement. A purchaser should consult his own tax advisers with respect to the tax consequences of the acquisition, ownership, and disposition of Securities as may apply to his particular circumstances.

There is no established trading market for the Securities, other than the Common Shares

        There is no existing trading market for the Debt Securities, Warrants to Purchase Common Shares, Warrants to Purchase Debt Securities and Subscription Receipts. As a result, there can be no assurance that a liquid market will develop or be maintained for those securities or that investors will be able to sell any of those securities at a particular time (if at all). The Company does not intend to list the Debt Securities, Warrants to Purchase Common Shares, Warrants to Purchase Debt Securities or Subscription Receipts on any national securities exchange. The liquidity of the trading market in those securities, and the market price quoted for those securities, may be adversely affected by, among other things: changes in the overall market for those securities; changes in the Company's financial performance or prospects; the prospects for companies in the Company's industry generally; the number of holders of those securities; the interest of securities dealers in making a market for those securities; and prevailing interest rates.

Credit ratings may not reflect all risks associated with an investment in the Debt Securities

        Credit ratings may not reflect all risks associated with an investment in the Debt Securities. Any credit ratings applied to the Debt Securities are an assessment of the Company's ability to pay its obligations. Consequently, real or anticipated changes in the credit ratings will generally affect the market value of the Debt Securities. The credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors discussed in this Prospectus or the documents incorporated herein by reference on the value of the Debt Securities. There is no assurance that any credit rating assigned to the Debt Securities will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the relevant rating agency.

Changes in interest rates may cause the value of the Debt Securities to decline

        Prevailing interest rates will affect the market price or value of the Debt Securities. The market price or value of the Debt Securities may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

The creditworthiness of the Company may affect the market price or value and the liquidity of the Debt Securities

        Any change or perceived change in the creditworthiness of the Company may affect the market price or value and the liquidity of the Debt Securities.

USE OF PROCEEDS

        Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes, including funding potential future acquisitions and capital expenditures. Each Prospectus Supplement will contain specific information concerning the use of proceeds from that sale of Securities.

        All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the Company's general funds, unless otherwise stated in the applicable Prospectus Supplement.

EARNINGS COVERAGE

        The following consolidated financial earnings coverage ratio is calculated for the year ended March 31, 2010 and gives effect to all long-term financial liabilities of the Company and the repayment, redemption or retirement thereof since that date. The earnings coverage ratios and the amount of earnings and interest expense set forth below do not purport to be indicative of earnings coverage ratios for any future periods. The coverage ratios have been calculated based on Canadian GAAP. These coverage ratios, earnings or interest expenses do not give effect to the issuance of any Debt Securities that may be issued pursuant to this Prospectus and any Prospectus Supplement, since the aggregate principal amounts and the terms of such Debt Securities are not presently known.

Year Ended March 31, 2010
Earnings coverage(1)	192x

Notes:

(1)
Earnings coverage ratio is equal to net income before interest expense and income taxes divided by interest expense on all debt.

        The Company's interest expense requirements amounted to approximately $247,000 for the year ended March 31, 2010. The Company's net income before interest expense and income tax for the year ended March 31, 2010 was approximately $47,354,000, which is 192 times the Company's interest requirement.

        If the Company offers any Debt Securities having a term to maturity in excess of one year under a Prospectus Supplement, the Prospectus Supplement will include earnings coverage ratios giving effect to the issuance of such Debt Securities.

DIVIDEND POLICY

        The Company declared its first annual dividend of Cdn$0.05 (pre-split: Cdn$0.15) per share in 2007, which was paid to shareholders of record at the close of business on September 28, 2007. On August 14, 2008, the Company declared its first quarterly dividend of Cdn$0.02 per share of a planned annual aggregate dividend of Cdn$0.08 per share and since that date has continued to pay a Cdn$0.02 per share quarterly dividend. The Company believes that the payment of dividends rewards shareholder loyalty and is a validation of the Company's cash generating capabilities. The declaration and amount of any future dividends will be at the discretion of the Company's directors.

CONSOLIDATED CAPITALIZATION

        As of the date of this Prospectus, there have been no material changes in the capital structure of the Company since March 31, 2010.

 DESCRIPTION OF SHARE CAPITAL

        The Company has an authorized capital of an unlimited number of Common Shares without par value, of which 164,952,874 Common Shares were issued and outstanding as of August 11, 2010. A further 3,058,509 Common Shares have been reserved for issuance upon the due and proper exercise of certain incentive options outstanding as of August 11, 2010.

        At the Company's annual general and special meeting on September 28, 2007, shareholders approved a stock split of the Common Shares on the basis of three (3) shares for every one (1) existing share. Shareholders of record of the Common Shares as of the close of business on October 31, 2007, received two additional shares for each common share held.

Common Shares

        The following is a summary of the principal attributes of the Common Shares:

        Voting Rights.    The holders of the Common Shares are entitled to receive notice of, attend and vote at any meeting of the shareholders of the Company. The Common Shares carry one vote per share. There are no cumulative voting rights, and directors do not stand for re-election at staggered intervals.

        Dividends.    The holders of Common Shares are entitled to receive on a pro rata basis such dividends as may be declared by the board of directors, out of available funds. There are no indentures or agreements limiting the payment of dividends.

        Profits.    Each Common Share is entitled to share pro rata in any profits of the Company to the extent they are distributed either through the declaration of dividends or otherwise distributed to shareholders, or on a winding up or liquidation.

        Rights on Dissolution.    In the event of the liquidation, dissolution or winding up of the Company, the holders of the Common Shares will be entitled to receive on a pro rata basis all of the assets of the Company remaining after payment of all the Company's liabilities.

        Pre-Emptive, Conversion and Other Rights.    No pre-emptive, redemption, sinking fund or conversion rights are attached to the Common Shares, and the Common Shares, when fully paid, will not be liable to further call or assessment. No other class of shares may be created without the approval of the holders of Common Shares. There are no provisions discriminating against any existing or prospective holder of Common Shares as a result of such shareholder owning a substantial number of Common Shares.

        The rights of holders of Common Shares may only be changed by a special resolution of holders of 66 2/3% of the issued and outstanding Common Shares, in accordance with the requirements of the Business Corporations Act (British Columbia).

DESCRIPTION OF DEBT SECURITIES

        In this section only, the term "Silvercorp" refers only to Silvercorp Metals Inc. without any of its subsidiaries. This description sets forth certain general terms and provisions that would apply to any Debt Securities that Silvercorp may issue pursuant to this Prospectus. Silvercorp will provide particular terms and provisions of a series of Debt Securities, and a description of how the general terms and provisions described below may apply to that series, in a Prospectus Supplement.

        The Debt Securities will be issued under an indenture to be entered into between Silvercorp as Issuer and one or more trustees (the "Trustee") that will be named in a Prospectus Supplement to this Prospectus. The Indenture is subject to and governed by the U.S. Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture has been filed as an exhibit to Silvercorp's registration statement filed with the SEC. The following summary highlights some of the provisions of the Indenture, and may not contain all of the information that is important to you. Wherever this section refers to particular provisions or defined terms of the Indenture, such provisions or defined terms are incorporated in this Prospectus by reference as part of the statement made, and the statement is qualified by such reference. The term "Securities" as used under this section, refers to all securities issued under the Indenture, including the Debt Securities.

        Silvercorp may issue Debt Securities and incur additional indebtedness otherwise than through the offering of any Debt Securities pursuant to this Prospectus.

General

        The Indenture does not limit the amount of Debt Securities which Silvercorp may issue under the Indenture, and Silvercorp may issue Debt Securities in one or more series. Debt Securities may be denominated and payable in any currency. Silvercorp may offer no more than US$120,000,000 (or the equivalent in other currencies) aggregate principal amount of Debt Securities pursuant to this Prospectus. Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture permits Silvercorp, without the consent of the holders of any Debt Securities, to increase the principal amount of any series of Debt Securities Silvercorp has previously issued under the Indenture and to issue such increased principal amount.

        The applicable Prospectus Supplement will set forth the following terms relating to the Debt Securities offered by such Prospectus Supplement (the "Offered Securities"):

  •
  the specific designation of the Offered Securities; any limit on the aggregate principal amount of the Offered Securities; the date or dates, if any, on which the Offered Securities will mature and the portion (if less than all of the principal amount) of the Offered Securities to be payable upon declaration of acceleration of maturity;

  •
  the rate or rates at which the Offered Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Offered Securities which are in registered form;

  •
  the terms and conditions under which Silvercorp may be obligated to redeem, repay or purchase the Offered Securities pursuant to any sinking fund or analogous provisions or otherwise;

  •
  the terms and conditions upon which Silvercorp may redeem the Offered Securities, in whole or in part, at its option;

  •
  the covenants applicable to the Offered Securities;

  •
  whether the Offered Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Offered Securities which are in bearer form and as to exchanges between registered form and bearer form;

  •
  whether the Offered Securities will be issuable in the form of registered global securities ("Global Securities"), and, if so, the identity of the depositary for such registered Global Securities;

  •
  the denominations in which registered Offered Securities will be issuable, if other than denominations of US$1,000 and any multiple thereof, and the denominations in which bearer Offered Securities will be issuable, if other than US$1,000;

  •
  each office or agency where payments on the Offered Securities will be made (if other than the offices or agencies described under "Payment" below) and each office or agency where the Offered Securities may be presented for registration of transfer or exchange;

  •
  if other than U.S. dollars, the currency in which the Offered Securities are denominated or the currency in which Silvercorp will make payments on the Offered Securities;

  •
  the terms, if any, on which the Offered Securities may be converted or exchanged for other of Silvercorp's Securities or securities of other entities;

  •
  any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Offered Securities; and

  •
  any other terms of the Offered Securities which apply solely to the Offered Securities, or terms generally applicable to the Debt Securities which are not to apply to the Offered Securities.

        Unless otherwise indicated in the applicable Prospectus Supplement:

  •
  holders may not tender Debt Securities to Silvercorp for repurchase; and

  •
  the rate or rates of interest on the Debt Securities will not increase if Silvercorp becomes involved in a highly leveraged transaction or Silvercorp is acquired by another entity.

        Silvercorp may issue Debt Securities under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance and, in such circumstances, Silvercorp will offer and sell those Debt Securities at a discount below their stated principal amount. Silvercorp will describe in the applicable Prospectus Supplement any Canadian and U.S. federal income tax consequences and other special considerations applicable to any discounted Debt Securities or other Debt Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or U.S. federal income tax purposes.

        Any Debt Securities issued by Silvercorp will be direct, unconditional and unsecured obligations of Silvercorp and will rank equally among themselves and with all of Silvercorp's other unsecured, unsubordinated obligations, except to the extent prescribed by law. Debt Securities issued by Silvercorp will be structurally subordinated to all existing and future liabilities, including trade payables and other indebtedness, of Silvercorp's subsidiaries.

        Silvercorp will agree to provide to the Trustee (i) annual reports containing audited financial statements and (ii) quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

Form, Denomination, Exchange and Transfer

        Unless otherwise indicated in the applicable Prospectus Supplement, Silvercorp will issue Debt Securities only in fully registered form without coupons, and in denominations of $1,000 and multiples of $1,000. Debt Securities may be presented for exchange and registered Debt Securities may be presented for registration of transfer in the manner set forth in the Indenture and in the applicable Prospectus Supplement, without service charges. Silvercorp may, however, require payment sufficient to cover any taxes or other governmental charges due in connection with the exchange or transfer. Silvercorp will appoint the Trustee as security registrar. Bearer Securities and the coupons applicable to bearer Securities thereto will be transferable by delivery.

Payment

        Unless otherwise indicated in the applicable Prospectus Supplement, Silvercorp will make payments on registered Debt Securities (other than Global Securities) at the office or agency of the Trustee, except that Silvercorp may choose to pay interest (a) by check mailed to the address of the person entitled to such payment as specified in the security register or (b) by wire transfer to an account maintained by the person entitled to such payment as specified in the security register. Unless otherwise indicated in the applicable Prospectus Supplement, Silvercorp will pay any interest due on registered Debt Securities to the persons in whose name such registered Debt Securities are registered on the day or days specified by Silvercorp.

Registered Global Securities

        Registered Debt Securities of a series may be issued in whole or in part in global form that will be deposited with, or on behalf of, a depositary identified in the Prospectus Supplement. Global Securities will be registered in the name of a financial institution that Silvercorp selects, and the Debt Securities included in the Global Securities may not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the Global Securities is called the "Depositary". Any person wishing to own Debt Securities issued in the form of Global Securities must do so indirectly by virtue of an account with a broker, bank or other financial institution that, in turn, has an account with the Depositary.

Special Investor Considerations for Global Securities

        Silvercorp's obligations, as well as the obligations of the Trustee and those of any third parties employed by Silvercorp or the Trustee, run only to persons who are registered as holders of Debt Securities. For example, once Silvercorp makes payment to the registered holder, Silvercorp has no further responsibility for the payment even if that holder is legally required to pass the payment along to an investor but does not do so. As an indirect holder, an investor's rights relating to a Global Security will be governed by the account rules of the investor's financial institution and of the Depositary, as well as general laws relating to Debt Securities transfers.

        An investor should be aware that when Debt Securities are issued in the form of Global Securities:

  •
  the investor cannot have Debt Securities registered in his or her own name;

  •
  the investor cannot receive physical certificates for his or her interest in the Debt Securities;

  •
  the investor must look to his or her own bank or brokerage firm for payments on the Debt Securities and protection of his or her legal rights relating to the Debt Securities;

  •
  the investor may not be able to sell interests in the Debt Securities to some insurance companies and other institutions that are required by law to hold the physical certificates of Debt Securities that they own;

  •
  the Depositary's policies will govern payments, transfers, exchange and other matters relating to the investor's interest in the Global Security. Silvercorp and the Trustee will have no responsibility for any aspect of the Depositary's actions or for its records of ownership interests in the Global Security. Silvercorp and the Trustee also do not supervise the Depositary in any way; and

  •
  the Depositary will usually require that interests in a Global Security be purchased or sold within its system using same-day funds.

Special Situations When Global Security Will be Terminated

        In a few special situations described below, a Global Security will terminate and interests in it will be exchanged for physical certificates representing Debt Securities. After that exchange, an investor may choose whether to hold Debt Securities directly or indirectly through an account at its bank or brokerage firm. Investors must consult their own banks or brokers to find out how to have their interests in Debt Securities transferred into their own names, so that they will be direct holders.

        The special situations for termination of a Global Security are:

  •
  when the Depositary notifies Silvercorp that it is unwilling, unable or no longer qualified to continue as Depositary (unless a replacement Depositary is named); and

  •
  when and if Silvercorp decides to terminate a Global Security.

        The Prospectus Supplement may list situations for terminating a Global Security that would apply only to the particular series of Debt Securities covered by the Prospectus Supplement. When a Global Security terminates, the Depositary (and not Silvercorp or the Trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

Events of Default

        The term "Event of Default" with respect to Debt Securities of any series means any of the following:

  (a)
  default in the payment of the principal of (or any premium on) any Debt Security of that series at its Maturity;

  (b)
  default in the payment of any interest on any Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

  (c)
  default in the deposit of any sinking fund payment when the same becomes due by the terms of the Debt Securities of that series;

  (d)
  default in the performance, or breach, of any other covenant or agreement of Silvercorp in the Indenture in respect of the Debt Securities of that series (other than a covenant or agreement for which default or breach is specifically dealt with elsewhere in the Indenture), where such default or breach continues for a period of 90 days after written notice to Silvercorp by the Trustee or the holders of at least 25% in principal amount of all outstanding Debt Securities affected thereby;

  (e)
  certain events of bankruptcy, insolvency or reorganization; or

  (f)
  any other Events of Default provided with respect to the Debt Securities of that series.

        If an Event of Default described in clause (a), (b) or (c) above occurs and is continuing with respect to Debt Securities of any series, then the Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series may require the principal amount (or, if the Debt Securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms of that series) of all the outstanding Debt Securities of that series and any accrued but unpaid interest on such Debt Securities be paid immediately. If an Event of Default described in clause (d) or (f) above occurs and is continuing with respect to Debt Securities of one or more series, then the Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of all series affected thereby (as one class) may require the principal amount (or, if any of the Debt Securities of such affected series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms of such affected series) of all the outstanding Debt Securities of such affected series and any accrued but unpaid interest on such Debt Securities be paid immediately. If an Event of Default described in clause (e) above occurs and is continuing, then the Trustee or the holders of not less than 25% in principal amount of all outstanding Debt Securities (as a class) may require the principal amount (or, if the Debt Securities or any series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms of that series) of all the outstanding Debt Securities and any accrued but unpaid interest on such Debt Securities be paid immediately. However, at any time after a declaration of acceleration with respect to Debt Securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding Debt Securities of such series (or of all series, as the case may be), by written notice to Silvercorp and the Trustee, may, under certain circumstances, rescind and annul such acceleration. The applicable Prospectus Supplement will contain provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities or indexed securities upon the occurrence of any Event of Default and the continuation thereof.

        Except during default, the Trustee is not obligated to exercise any of its rights and powers under the Indenture at the request or direction of any of the holders, unless the holders have offered to the Trustee reasonable indemnity. If the holders provide reasonable indemnity, the holders of a majority in principal amount of the outstanding Debt Securities of all series affected by an Event of Default may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of all series affected by such Event of Default.

        No holder of a Debt Security of any series will have any right to institute any proceedings, unless:

  •
  such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series;

  •
  the holders of at least 25% in principal amount of the outstanding Debt Securities of all series affected by such Event of Default have made written request and have offered reasonable indemnity to the Trustee to institute such proceedings as trustee; and

  •
  the Trustee has failed to institute such proceedings, and has not received from the holders of a majority in the aggregate principal amount of outstanding Debt Securities of all series affected by such Event of Default a direction inconsistent with such request, within 60 days after such notice, request and offer.

        However, these limitations do not apply to a suit instituted by the holder of a Debt Security for the enforcement of payment of principal of or interest on such Debt Security on or after the applicable due date of such payment.

        Silvercorp will be required to furnish to the Trustee annually an officers' certificate as to the performance of certain of its obligations under the Indenture and as to any default in such performance.

Defeasance

        When Silvercorp uses the term "defeasance", Silvercorp means discharge from some or all of its obligations under the Indenture with respect to Debt Securities of a particular series. If Silvercorp deposits with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity or a redemption date of the Debt Securities of a particular series, then at its option:

  •
  Silvercorp will be discharged from its obligations with respect to the Debt Securities of such series with certain exceptions, and the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and replacement of lost, stolen or mutilated Debt Securities and certain other limited rights. Such holders may look only to such deposited funds or obligations for payment; or

  •
  Silvercorp will no longer be under any obligation to comply with certain covenants under the Indenture, and certain Events of Default will no longer apply to it.

        To exercise defeasance Silvercorp also must deliver to the Trustee:

  •
  an opinion of U.S. counsel to the effect that the deposit and related defeasance would not cause the holders of the Debt Securities of the applicable series to recognize income, gain or loss for U.S. federal income tax purposes and that holders of the Debt Securities of that series will be subject to U.S federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

  •
  an opinion of Canadian counsel or a ruling from Canada Revenue Agency that there would be no such recognition of income, gain or loss for Canadian federal or provincial tax purposes and that holders of the Debt Securities of such series will be subject to Canadian federal and provincial income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

        In addition, no Event of Default with respect to the Debt Securities of the applicable series can have occurred and Silvercorp cannot be an insolvent person under the Bankruptcy and Insolvency Act (Canada). In order for U.S. counsel to deliver the opinion that would allow Silvercorp to be discharged from all of its obligations under the Debt Securities of any series, Silvercorp must have received from, or there must have been published by, the Internal Revenue Service a ruling, or there must have been a change in law so that the deposit and defeasance would not cause holders of the Debt Securities of such series to recognize income, gain or loss for U.S. federal income tax purposes and so that such holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance had not occurred.

Modifications and Waivers

        Silvercorp may modify or amend the Indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series affected by such modification or amendment provided, however, that Silvercorp must receive consent from the holder of each outstanding Debt Security of such affected series to:

  •
  change the stated maturity of the principal of or interest on such outstanding Debt Security;

  •
  reduce the principal amount of or interest on such outstanding Debt Security;

  •
  reduce the amount of the principal payable upon the acceleration of the maturity of an outstanding Original Issue Discount Security;

  •
  change the place or currency of payments on such outstanding Debt Security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security;

  •
  reduce the percentage in principal amount of outstanding Debt Securities of such series from which the consent of holders is required to modify or amend the Indenture or waive compliance with certain provisions of the Indenture or waive certain defaults; or

  •
  modify any provisions of the Indenture relating to modifying or amending the Indenture or waiving past defaults or covenants except as otherwise specified.

        The holders of a majority in principal amount of Debt Securities of any series may waive Silvercorp's compliance with certain restrictive provisions of the Indenture with respect to such series. The holders of a majority in principal amount of outstanding Debt Securities of all series with respect to which an Event of Default has occurred may waive any past default under the Indenture, except a default in the payment of the principal of or interest on any Security or in respect of any item listed above.

        The Indenture or the Debt Securities may be amended or supplemented, without the consent of any holder of such Debt Securities, in order to, among other things, cure any ambiguity or inconsistency or to make any change, in any case, that does not have a materially adverse effect on the rights of any holder of such Debt Securities.

Consent to Jurisdiction and Service

        Under the Indenture, Silvercorp will irrevocably appoint Corporation Service Company, 84 State Street, Boston, Massachusetts, 02109 as its agent for service of process in any suit, action or proceeding arising out of or relating to the Indenture and the Debt Securities and for actions brought under federal or state securities laws brought in any federal or state court located in The City of New York (herein after referred to as a New York Court), and will submit to such non-exclusive jurisdiction.

Governing Law

        The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Judgments

        Since a significant portion of all of Silvercorp's assets, as well as the assets of a number of Silvercorp's directors and officers, are outside the United States, any judgment obtained in the United States against Silvercorp or certain of Silvercorp's directors or officers, including judgments with respect to the payment of principal on any Debt Securities, may not be collectible within the United States.

        Silvercorp has been advised that the laws of the Province of British Columbia and the federal laws of Canada applicable therein permit an action to be brought in a court of competent jurisdiction in the Province of British Columbia on any final and conclusive judgment in personam of New York Court against Silvercorp, which judgment is subsisting and unsatisfied for a sum certain with respect to the enforceability of the Indenture and Silvercorp's Debt Securities that is not impeachable as void or voidable under the internal laws of the State of New York if:

  •
  the New York Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of British Columbia or the federal courts of Canada (and submission by Silvercorp in the Indenture to the jurisdiction of the New York Court will be sufficient for that purpose with respect to Silvercorp's Debt Securities);

  •
  such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such terms are understood under the laws of the Province of British Columbia, the federal laws of Canada, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada);

  •
  the enforcement of such judgment would not be contrary to the laws of general application limiting the enforcement of creditors' rights including bankruptcy, reorganization, winding up, moratorium and similar laws and does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws in the Province of British Columbia or any applicable federal laws in Canada;

  •
  interest payable on Silvercorp's Debt Securities is not characterized by a court in the Province of British Columbia as interest payable at a criminal rate within the meaning of section 347 of the Criminal Code (Canada); and

  •
  the action to enforce such judgment is commenced and maintained in accordance with the procedural requirements of British Columbia law and within the appropriate limitation period.

        Any court in the Province of British Columbia or federal court of Canada may only give judgment in Canadian dollars.

The Trustee

        The Trustee under the Indenture will be named in the applicable Prospectus Supplement.

DESCRIPTION OF WARRANTS

        This section describes the general terms that will apply to any Warrants for the purchase of Common Shares (the "Equity Warrants") or for the purchase of Debt Securities (the "Debt Warrants").

        Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants will be issued under a separate Warrant indenture (the "Warrant Indenture") to be entered into between the Company and one or more banks or trust companies acting as Warrant agent. The applicable Prospectus Supplement will include details of the Warrant agreements covering the Warrants being offered. The Warrant agent will act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered under this Prospectus. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement.

Equity Warrants

        The particular terms of each issue of Equity Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

  •
  the designation and aggregate number of Equity Warrants;

  •
  the price at which the Equity Warrants will be offered;

  •
  the currency or currencies in which the Equity Warrants will be offered;

  •
  the designation and terms of the Common Shares purchasable upon exercise of the Equity Warrants;

  •
  the date on which the right to exercise the Equity Warrants will commence and the date on which the right will expire;

  •
  the number of Common Shares that may be purchased upon exercise of each Equity Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Equity Warrant;

  •
  the designation and terms of any Securities with which the Equity Warrants will be offered, if any, and the number of the Equity Warrants that will be offered with each Security;

  •
  the date or dates, if any, on or after which the Equity Warrants and the related Securities will be transferable separately;

  •
  whether the Equity Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

  •
  material United States and Canadian tax consequences of owning the Equity Warrants; and

  •
  any other material terms or conditions of the Equity Warrants.

Debt Warrants

        The particular terms of each issue of Debt Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

  •
  the designation and aggregate number of Debt Warrants;

  •
  the price at which the Debt Warrants will be offered;

  •
  the currency or currencies in which the Debt Warrants will be offered;

  •
  the aggregate principal amount, currency or currencies, denominations and terms of the series of Debt Securities that may be purchased upon exercise of the Debt Warrants;

  •
  the designation and terms of any Securities with which the Debt Warrants are being offered, if any, and the number of the Debt Warrants that will be offered with each Security;

  •
  the date or dates, if any, on or after which the Debt Warrants and the related Securities will be transferable separately;

  •
  the principal amount of Debt Securities that may be purchased upon exercise of each Debt Warrant and the price at which and currency or currencies in which that principal amount of Securities may be purchased upon exercise of each Debt Warrant;

  •
  the date on which the right to exercise the Debt Warrants will commence and the date on which the right will expire;

  •
  the minimum or maximum amount of Debt Warrants that may be exercised at any one time;

  •
  whether the Debt Warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions;

  •
  material United States and Canadian tax consequences of owning the Debt Warrants; and

  •
  any other material terms or conditions of the Debt Warrants.

Rescission

        The Warrant Indenture will also provide that any misrepresentation in this Prospectus, the Prospectus Supplement under which the Warrants are offered, or any amendment hereto or thereto, will entitle each initial purchaser of Warrants to a contractual right of rescission following the issuance of the Warrants to such purchaser entitling such purchaser to receive the amount paid for the Warrants upon surrender of the Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Warrant Indenture. This right of rescission does not extend to holders of Warrants who acquire such Warrants from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Warrants in the United States.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

        The Company may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Debt Securities, Warrants or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a "Subscription Receipt Agreement"), each to be entered into between the Company and an escrow agent (the "Escrow Agent"), which will establish the terms and conditions of the Subscription Receipts. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. A copy of the form of Subscription Receipt Agreement will be filed with Canadian securities regulatory authorities and as an exhibit to the registration statement.

        The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement.

        The Prospectus Supplement relating to any Subscription Receipts the Company offers will describe the Subscription Receipts and include specific terms relating to their offering. All such terms will comply with the requirements of the TSX and NYSE relating to Subscription Receipts. If underwriters or agents are used in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriters or agents.

General

        The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts the Company offers will describe the specific terms of the Subscription Receipts and may include, but are not limited to, any of the following:

  •
  the designation and aggregate number of Subscription Receipts offered;

  •
  the price at which the Subscription Receipts will be offered;

  •
  the currency or currencies in which the Subscription Receipts will be offered;

  •
  the designation, number and terms of the Common Shares, Debt Securities, Warrants or combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

  •
  the conditions (the "Release Conditions") that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Shares, Debt Securities, Warrants or a combination thereof;

  •
  the procedures for the issuance and delivery of Common Shares, Debt Securities, Warrants or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

  •
  whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Debt Securities, Warrants or a combination thereof upon satisfaction of the Release Conditions (e.g., an amount equal to dividends declared on Common Shares by the Company to holders of record during the period from the date of issuance of the Subscription Receipts to the date of issuance of any Common Shares pursuant to the terms of the Subscription Receipt Agreement, or an amount equal to interest payable by the Company in respect of Debt Securities during the period from the date of issuance of the Subscription Receipts to the date of issuance of the Debt Securities pursuant to the terms of the Subscription Receipt Agreement);

  •
  the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the "Escrowed Funds"), pending satisfaction of the Release Conditions;

  •
  the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, Debt Securities, Warrants or a combination thereof pending satisfaction of the Release Conditions;

  •
  the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

  •
  if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

  •
  procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

  •
  any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

  •
  any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

  •
  whether the Company will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;

  •
  whether the Company will issue the Subscription Receipts as bearer securities, registered securities or both;

  •
  provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts;

  •
  the identity of the Escrow Agent;

  •
  whether the Subscription Receipts will be listed on any exchange;

  •
  material United States and Canadian federal tax consequences of owning the Subscription Receipts; and

  •
  any other terms of the Subscription Receipts.

        The holders of Subscription Receipts will not be shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Common Shares, Debt Securities, Warrants or a combination thereof on exchange of their Subscription Receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied. If the Release Conditions are not satisfied, Holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

        The Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro-rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement. Common Shares, Debt Securities or Warrants may be held in escrow by the Escrow Agent, and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Anti-Dilution

        The Subscription Receipt Agreement will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares, Debt Securities or Warrants or any other reorganization, amalgamation, merger or sale of all or substantially all of the Company's assets, the Subscription Receipts will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares, Debt Securities or Warrants to which the holder of a Common Share, Debt Security or Warrant would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Subscription Receipts whose Subscription Receipts entitle the holders thereof to receive Common Shares. Alternatively, such securities, evidences of indebtedness or assets may, at the option of the Company, be issued to the Escrow Agent and delivered to holders of Subscription Receipts on exercise thereof. The Subscription Receipt Agreement will also provide that if other actions of the Company affect the Common Shares, Debt Securities or Warrants, which, in the reasonable opinion of the directors of the Company, would materially affect the rights of the holders of Subscription Receipts and/or the rights attached to the Subscription Receipts, the number of Common Shares, Debt Securities or Warrants which are to be received pursuant to the Subscription Receipts shall be adjusted in such manner, if any, and at such time as the directors of the Company may in their discretion reasonably determine to be equitable to the holders of Subscription Receipts in such circumstances.

Rescission

        The Subscription Receipt Agreement will also provide that any misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment hereto or thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares, Debt Securities or Warrants to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares, Debt Securities or Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement. This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

        The Company may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

        The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or a consent in writing from such holders. The number of holders of Subscriptions Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

 DENOMINATIONS, REGISTRATION AND TRANSFER

        The Securities will be issued in fully registered form without coupons attached in either global or definitive form and in denominations and integral multiples as set out in the applicable Prospectus Supplement (unless otherwise provided with respect to a particular series of Debt Securities pursuant to the provisions of the Trust Indenture, as supplemented by a supplemental indenture). Other than in the case of book-entry-only Securities, Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) in the city specified for such purpose at the office of the registrar or transfer agent designated by the Company for such purpose with respect to any issue of Securities referred to in the Prospectus Supplement. No service charge will be made for any transfer, conversion or exchange of the Securities but the Company may require payment of a sum to cover any transfer tax or other governmental charge payable in connection therewith. Such transfer, conversion or exchange will be effected upon such registrar or transfer agent being satisfied with the documents of title and the identity of the person making the request. If a Prospectus Supplement refers to any registrar or transfer agent designated by the Company with respect to any issue of Securities, the Company may at any time rescind the designation of any such registrar or transfer agent and appoint another in its place or approve any change in the location through which such registrar or transfer agent acts.

        In the case of book-entry-only Securities, a global certificate or certificates representing the Securities will be held by a designated depository for its participants. The Securities must be purchased or transferred through such participants, which includes securities brokers and dealers, banks and trust companies. The depository will establish and maintain book-entry accounts for its participants acting on behalf of holders of the Securities. The interests of such holders of Securities will be represented by entries in the records maintained by the participants. Holders of Securities issued in book-entry-only form will not be entitled to receive a certificate or other instrument evidencing their ownership thereof, except in limited circumstances. Each holder will receive a customer confirmation of purchase from the participants from which the Securities are purchased in accordance with the practices and procedures of that participant.

PLAN OF DISTRIBUTION

        The Company may sell the Securities to or through underwriters or dealers, and also may sell Securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers. Underwriters may sell Securities to or through dealers. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of Securities, the public offering price or prices of the Securities and the proceeds to the Company from the sale of the Securities.

        The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be "at-the-market distributions" as defined in National Instrument 44-102 Shelf Distributions, including sales made directly on the TSX, NYSE or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

        Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

        In connection with any offering of Securities, other than an "at-the-market distribution", the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

        Unless otherwise specified in the applicable Prospectus Supplement, the Company does not intend to list any of the Securities other than the Common Shares on any securities exchange. Any underwriters, dealers or agents to or through which Securities other than the Common Shares are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters, dealers or agents will not be obligated to do so and may discontinue any such market making at any time and without notice. No assurance can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

CERTAIN INCOME TAX CONSIDERATIONS

        The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring Securities, including, in the case of an investor who is not a resident of Canada (for purposes of the Income Tax Act (Canada)), if applicable, whether payment of principal, premium, if any, and interest will be subject to Canadian non-resident withholding tax.

        The applicable Prospectus Supplement will also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special terms.

LEGAL MATTERS

        Certain legal matters in connection with the Securities offered hereby will be passed upon on behalf of the Company by Blake, Cassels & Graydon LLP with respect to Canadian legal matters, and by McCarter & English, LLP with respect to U.S. legal matters and, except as otherwise set forth in any Prospectus Supplement, on behalf of any underwriters by Lawson Lundell LLP with respect to Canadian legal matters, and by Paul, Weiss, Rifkind, Wharton & Garrison LLP with respect to U.S. legal matters.

AUDITORS, TRANSFER AGENT AND REGISTRAR

        The auditors of the Company are Ernst & Young LLP, Chartered Accountants, of Vancouver, British Columbia. The Company's transfer agent and registrar is Computershare Investor Services Inc. of 510 Burrard Street, 2nd Floor, Vancouver, British Columbia, Canada, V6C 3B9.

 INTEREST OF EXPERTS

        Information relating to the Company's mineral properties in this Prospectus and the documents incorporated by reference herein has been derived from reports prepared by the experts listed below and has been included in reliance on such person's expertise.

        None of Chris Broili, C.P.Geo. & L.P.Geo., Mel Klohn, L.P.Geo., Wenchang Ni, P.Eng, Brian F.J. O'Connor, P.Geo., Anson Xu and Randal D. Cullen, P.Geo., each being persons who have prepared reports relating to the Company's mineral properties, or any director, officer, employee or partner thereof, as applicable, received or has received a direct or indirect interest in the property of the Company or of any associate or affiliate of the Company. As at the date hereof, the aforementioned persons, and the directors, officers, employees and partners, as applicable, of each of the aforementioned companies and partnerships beneficially own, directly or indirectly, in the aggregate, less than one percent of the securities of the Company.

        None of the aforementioned persons, nor any director, officer, employee or partner, as applicable, of the aforementioned companies or partnerships is currently expected to be elected, appointed or employed as a director, officer or employee of the Company or of an associate or affiliate of the Company, other than Mr. Randal Cullen, who after completing the Silvertip Report in February 19, 2010 (which was subsequently amended August 9, 2010), was retained by the Company under a six month consulting contract. He was also granted 20,000 stock options in April 2010.

        Ernst & Young LLP, Chartered Accountants, report that they are independent of the Company in accordance with the rules of professional conduct in British Columbia, Canada. Ernst & Young LLP is registered with the Public Company Accounting Oversight Board (United States).

DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Secretary of the Company at Suite 1378, 200 Granville Street, Vancouver, British Columbia, Canada, V6C 1S4, telephone: 604-669-9397. These documents are also available through the internet on SEDAR, which can be accessed on line at www.sedar.com, and on EDGAR, which can be accessed at www.sec.gov. The following documents filed with the securities commissions or similar authorities in Canada are specifically incorporated by reference into, and form an integral part of this Prospectus:

  (a)
  annual information form of the Company for the year ended March 31, 2010, dated June 15, 2010;

  (b)
  audited comparative consolidated balance sheets of the Company as at March 31, 2010 and 2009 and the consolidated statements of operations, comprehensive income (loss), cash flows, and shareholders' equity for each of the years in the three-year period ended March 31, 2010 together with the notes thereto and the auditor's report thereon;

  (c)
  management's discussion and analysis of financial condition and results of operations for the year ended March 31, 2010; and

  (d)
  management information circular of the Company dated August 19, 2009 prepared in connection with the Company's annual meeting of shareholders held on September 30, 2009.

        Any material change reports (excluding confidential material change reports), any interim and annual consolidated financial statements and related management discussion and analysis, information circulars (excluding those portions that, pursuant to National Instrument 44-101 of the Canadian Securities Administrators, are not required to be incorporated by reference herein), any business acquisition reports, any news releases or public communications containing financial information about the Company for a financial period more recent than the periods for which financial statements are incorporated herein by reference, and any other disclosure documents required to be filed pursuant to an undertaking to a provincial or territorial securities regulatory authority that are filed by the Company with various securities commissions or similar authorities in Canada after the date of this Prospectus and prior to the termination of this offering under any Prospectus Supplement, shall be deemed to be incorporated by reference in this Prospectus. In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with or furnished to the SEC after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part. In addition, the Company may incorporate by reference into this Prospectus information from documents that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act.

        Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.

        A Prospectus Supplement containing the specific terms of an offering of Securities, updated disclosure of earnings coverage ratios, if applicable, and other information relating to the Securities, will be delivered to prospective purchasers of such Securities together with this Prospectus and the applicable Prospectus Supplement and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement only for the purpose of the offering of the Securities covered by that Prospectus Supplement.

        Upon a new annual information form and the related annual financial statements being filed by the Company with, and, where required, accepted by, the applicable securities commissions or similar regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all quarterly financial statements, material change reports and information circulars filed prior to the commencement of the Company's financial year in which the new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of further offers and sales of Securities hereunder.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been or will be filed with the SEC as part of the registration statement of which this prospectus forms a part: the documents referred to under the heading "Documents Incorporated by Reference"; consent of Ernst & Young LLP; consents of counsel and experts; powers of attorney from directors and officers of Silvercorp; and form of Indenture between the Registrant and the trustee to be named therein. A copy of the form of warrant indenture or statement of eligibility of trustee on From T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

 ADDITIONAL INFORMATION

        The Company has filed with the SEC a registration statement on Form F-10 relating to the Securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance you should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

        The Company is subject to the information requirements of the U.S. Exchange Act and applicable Canadian securities legislation, and in accordance therewith files reports and other information with the SEC and with the securities regulators in Canada. Under a multijurisdictional disclosure system adopted by the United States and Canada, documents and other information that the Company files with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and shortswing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Company is not required to publish financial statements as promptly as U.S. companies.

        You may read any document that the Company has filed with the SEC at the SEC's public reference room in Washington, D.C. You may also obtain copies of those documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee. You should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms. You may read and download some of the documents the Company has filed with the SEC's Electronic Data Gathering and Retrieval system (EDGAR) at www.sec.gov. You may read and download any public document that the Company has filed with the Canadian securities regulatory authorities at www.sedar.com.

ENFORCEABILITY OF CIVIL LIABILITIES

        The Company is a corporation existing under the Business Corporations Act (British Columbia). Many or all of the Company's directors and officers, and some or all of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and substantially all of the Company's assets, are located outside the United States. The Company has appointed an agent for service of process in the United States, but it may be difficult for holders of Common Shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Common Shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon the Company's civil liability and the civil liability of its directors, officers and experts under the U.S. federal securities laws. The Company understands that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or securities "blue sky" laws of any state within the United States, would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. The Company also understands, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

        The Company filed with the SEC, concurrently with its registration statement on Form F-10 of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under the

Form F-X, the Company appointed Corporation Service Company as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a U.S. court arising out of or related to or concerning the offering of the Securities under this Prospectus.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

        Unless provided otherwise in a Prospectus Supplement, the following is a description of a purchaser's statutory rights. Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase Securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus or a prospectus supplement (including a pricing supplement) relating to the Securities purchased by a purchaser and any amendments thereto. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages, if the prospectus or prospectus supplement relating to the Securities purchased by a purchaser and any amendments thereto contain a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights or consult with a legal adviser. Rights and remedies also may be available to purchasers under U.S. law; purchasers may wish to consult with a U.S. lawyer for particulars of these rights.

AUDITORS' CONSENT

        We have read the short form base shelf prospectus of Silvercorp Metals Inc. (the "Company") dated August 11, 2010, relating to the issue and sale of debt securities, common shares, warrants to purchase common shares, warrants to purchase debt securities, or subscription receipts which entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, common shares, warrants or debt securities of the Company or any combination thereof up to an aggregate initial offering price of US$120,000,000 (the "Prospectus"). We have complied with Canadian generally accepted standards for an auditor's involvement with offering documents.

        We consent to the incorporation by reference in the above mentioned prospectus of our reports to the shareholders of the Company on the consolidated balance sheets of the Company as at March 31, 2010 and 2009 and the consolidated statements of operations, comprehensive income (loss), cash flows and shareholders' equity for each of the years in the three-year period ended March 31, 2010 and our report on the effectiveness of internal control over financial reporting of the Company as at March 31, 2010. Our reports are dated June 11, 2010.

August 11, 2010                                                                    (signed) "Ernst & Young LLP"

Vancouver, British Columbia Chartered Accountants

A-1

CERTIFICATE OF SILVERCORP METALS INC.

Dated: August 11, 2010

        This short form prospectus, together with the documents incorporated in this prospectus by reference, will, as of that date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), as required by the securities legislation of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Prince Edward Island, New Brunswick, Nova Scotia, and Newfoundland and Labrador.

(Signed) Dr. Rui Feng Chief Executive Officer	(Signed) Maria Tang Acting Chief Financial Officer
ON BEHALF OF THE BOARD OF DIRECTORS
(Signed) Earl Drake Director	(Signed) Robert Gayton Director

C-1

PART II—INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

        Under the Business Corporations Act (British Columbia), the Registrant may indemnify an eligible person against all eligible penalties to which the eligible person is or may be liable and, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible person with respect to that proceeding. An eligible person includes an individual who is or was a director or officer of the Registrant, is or was a director or officer of another corporation either at the request of the Registrant or when that other corporation is or was an affiliate of the Registrant, or an individual who, at the request of the Registrant, is or was, or holds or held a position equivalent to, a director or officer of a partnership, trust, joint venture or other unincorporated entity, as well as such individual's heirs and legal representatives. An eligible penalty includes a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding. An eligible proceeding is any legal proceeding or investigative action, whether current, threatened, pending or completed, in which an eligible person or any of his heirs or legal representatives is an actual or potential party or has actual or potential liability by virtue of his being or having been a director or officer or something equivalent of the Registrant or an affiliate thereof. Expenses for which an eligible person may be indemnified include costs and charges, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding.

        Except in the case of certain prohibited indemnifications, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party with respect to the proceeding if the eligible party has not been reimbursed for those expenses and is at least substantially successful on the merits and otherwise in the outcome.

        In accordance with the Business Corporations Act (British Columbia), the Articles of the Registrant indemnify a current or former director of the Registrant and his heirs or legal representatives against all eligible penalties to which such person may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding.

        A policy of directors' and officers' insurance is maintained by the Registrant, which insures directors and officers for losses as a result of claims against them in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the Articles and the Business Corporations Act (British Columbia).

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

II-1

 EXHIBITS

Exhibit		Description
4.1		Annual Information Form for the year ended March 31, 2010 (filed as Exhibit 99.1 to the Registrant's Annual Report on Form 40-F for the year ended March 31, 2010, filed on June 24, 2010, and incorporated herein by reference)
4.2
Management's Discussion and Analysis of Financial Condition and Results of Operations for the year ended March 31, 2010 (filed as Exhibit 99.2 to the Registrant's Annual Report on Form 40-F for the year ended March 31, 2010, filed on June 24, 2010, and incorporated herein by reference)
4.3
Audited consolidated balance sheets as at March 31, 2010 and 2009 and the consolidated statements of operations, comprehensive income (loss), cash flows, and shareholders' equity for each of the years in the three-year period ended March 31, 2010 together with the notes thereto and the auditor's reports thereon (filed as Exhibit 99.3 to the Registrant's Annual Report on Form 40-F for the year ended March 31, 2010 filed on June 24, 2010 and incorporated herein by reference)
4.4
Management information circular dated August 19, 2009 for the 2009 Annual General Meeting of Shareholders held on September 30, 2009 (filed as Exhibit 99.2 to the Registrant's Form 6-K Report of Foreign Private Issuer furnished on September 9, 2009, and incorporated herein by reference)
5.1		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
5.2	*	Consent of Chris Broili
5.3	*	Consent of Mel Klohn
5.4	*	Consent of Wenchang Ni
5.5	*	Consent of Brian F.J. O'Connor
5.6	*	Consent of Randal D. Cullen
5.7	*	Consent of Anson Xu
6.1	*	Powers of Attorney (included on the signature page of this Registration Statement)
7.1		Form of Indenture
7.2	**	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the trustee

*
Previously filed.

**
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

II-2

PART III—UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process

        (a)   Prior to the filing of this Amendment to the Registration Statement, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

        (b)   Any change to the name or address of the Registrant's agent for service shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III-1

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on August 11, 2010.

SILVERCORP METALS INC.
By:	/s/ LORNE WALDMAN Name: Lorne Waldman Title: Corporate Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature		Title	Date

/s/ * Dr. Rui Feng		Chairman, Chief Executive Officer and Director (Principal Executive Officer)	August 11, 2010
/s/ * Maria Tang		Interim Chief Financial Officer (Principal Financial and Accounting Officer)	August 11, 2010
/s/ * Myles Gao		Director	August 11, 2010
/s/ * S. Paul Simpson		Director	August 11, 2010
/s/ * Greg Hall		Director	August 11, 2010
/s/ * Earl Drake		Director	August 11, 2010
/s/ * Yikang Liu		Director	August 11, 2010
/s/ * Robert Gayton		Director	August 11, 2010
* By:	/s/ LORNE WALDMAN Name: Lorne Waldman Attorney in Fact

III-2

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, in the capacity of duly authorized representative of Silvercorp Metals Inc. in the United States, on August 11, 2010.

PUGLISI & ASSOCIATES
By:	/s/ GREGORY F. LAVELLE Name: Gregory F. Lavelle

III-3